Exhibit (h)(1)(g)
ADMINISTRATION AGREEMENT
     ADMINISTRATION AGREEMENT, dated as of February 17, 2012 between Allianz Funds (the “Trust”), a Massachusetts business trust, on behalf of the Allianz Global Investors Money Market Fund (the “Fund”), a series of the Trust, and Allianz Global Investors Fund Management LLC (the “Administrator”), a limited liability company organized under the laws of Delaware (the “Agreement”).
WITNESSETH:
     WHEREAS, the Trust is registered with the Securities and Exchange Commission (the “SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);
     WHEREAS, the Trust is authorized to issue shares of beneficial interest (“Shares”) in separate series, including the Fund, with each such series representing interests in a separate portfolio of securities and other assets;
     WHEREAS, on or after the effective date of this Agreement, the Fund will offer three Classes of shares: Institutional II Class, Class A and Class C, of which Class A and Class C shares are sometimes hereinafter referred to herein as “Retail Class” shares;
     WHEREAS, the Trust, on behalf of the Fund, wishes to retain the Administrator to provide or procure administrative and other services to the Fund and its shareholders;
     WHEREAS, the Administrator is willing to furnish and/or to arrange for such services in the manner and on the terms hereinafter set forth; and
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:
1. Appointment. The Trust, on behalf of the Fund, hereby appoints Allianz Global Investors Fund Management LLC as the Administrator to provide or procure the administrative and other services with respect to the Fund for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees during such period to render the services herein set forth for the compensation herein provided.
2. Duties. Subject to the general supervision of the Board of Trustees, the Administrator shall provide or cause to be furnished all organizational, administrative and other services reasonably necessary for the operation of the Fund, but not including the investment advisory services provided by Allianz Global Investors Fund Management LLC pursuant to its Investment Advisory Agreement with the Trust, on behalf of the Fund, or the distribution services provided by Allianz Global Investors Distributors LLC (the “Distributor”) pursuant to its Distribution Contract with the Trust, on behalf of the Fund.
(a)	Administrative Services. Subject to the approval or consent of the Board of Trustees, the Administrator shall provide or procure administrative services to include the following: (i) coordinating matters relating to the operation of the Fund, including any necessary coordination among the adviser or advisers to the Fund, the custodian(s), transfer agent(s), any sub-transfer agent(s) or other account administrative service agent(s), dividend disbursing agent(s), and recordkeeping agent(s) (including pricing and valuation of the Funds), accountants, attorneys, and other parties performing services or operational functions for the Fund; (ii) providing the Fund with the services of a sufficient number of persons competent to perform such administrative and clerical functions as are necessary to ensure compliance with federal securities laws, as well as other applicable laws, and to provide effective administration of the Fund; (iii) maintaining, or supervising the maintenance by third parties, of such books and records of the Fund as may be required by applicable federal or state law other than the records and ledgers maintained under the Investment Advisory Agreement; (iv) preparing or supervising the preparation by third parties of all federal, state, and local tax returns and reports of the Fund required by applicable law; (v) preparing, filing, and arranging for the distribution of proxy materials and periodic reports to shareholders of the Fund as required by applicable law; (vi) preparing and arranging for the filing of such registration statements and other documents with the SEC and other federal and state regulatory authorities as may be required to register the shares of the Fund and qualify the Fund to do business or as otherwise required by applicable law; (vii) taking such other action with respect to the Fund as may be required by applicable law, including without limitation, the rules and regulations of the SEC and of state securities commissions and other regulatory agencies; and (viii) providing the Fund with adequate personnel, office space, communications facilities, and other facilities necessary for the Fund’s operations as contemplated in this Agreement.

(b)	Personnel. The Administrator shall also make its officers and employees available to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration of the Fund and services provided to the Fund under this Agreement.

(c)	Standards; Reports. In performing these services, the Administrator:
(i)	Shall conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Trust’s Board of Trustees, and with the provisions of the Fund’s Registration Statement filed on Form N-1A as supplemented or amended from time to time.

(ii)	Will make available to the Fund, promptly upon request, any of the Fund’s books and records as are maintained under this Agreement, and will furnish to regulatory authorities having the requisite authority any such books and records and any information or reports in connection with the Administrator’s services under this Agreement that may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

(iii)	Will regularly report to the Trust’s Board of Trustees on the services provided under this Agreement and will furnish the Trust’s Board of Trustees with respect to the Fund such periodic and special reports as the Trustees may reasonably request.
3. Documentation. The Fund has delivered copies of each of the following documents to the Administrator and will deliver to it all future amendments and supplements thereto, if any:
(a)	the Fund’s Registration Statement as filed with the SEC and any amendments thereto;

(b)	exhibits, powers of attorney, certificates and any and all other documents relating to or filed in connection with the Fund’s Registration Statement described above; and

(c)	the Master Portfolio’s Registration Statement as filed with the SEC and any amendments thereto.
4. Independent Contractor. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Trust from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed its agent.
5. Compensation. As compensation for the services rendered under this Agreement, the Trust, on behalf of the Fund, shall pay to the Administrator a fee based on the average daily net assets of the Fund attributable to a Class or Classes of Shares as set forth in the attached Schedule set forth as Exhibit A hereto, as the same may be amended from time to time by the parties. The fees payable to the Administrator shall be computed and accrued daily and paid monthly. If the Administrator shall serve for less than any whole month, the foregoing compensation shall be prorated.
6. Non-Exclusivity. It is understood that the services of the Administrator hereunder are not exclusive, and the Administrator shall be free to render similar services to other investment companies and other clients.
7. Expenses. During the term of this Agreement, the Administrator will pay all expenses incurred by it in connection with its obligations under this Agreement, except such expenses as are those of the Fund under this Agreement and any expenses that are paid by a party other than the Trust, on behalf of the Fund, under the terms of any other agreement to which the Trust, on behalf of the Fund, is a party or a third-party beneficiary. The Administrator shall pay for maintaining its staff and personnel and shall, at its own expense provide the equipment, office space, and facilities necessary to perform its obligations under this Agreement. The Administrator shall not, under the terms of this Agreement, bear the following expenses (although the Administrator or an affiliate may bear certain of these expenses under one or more other agreements):-
(a)	Services by the Fund’s independent public accountants to perform all audits;

(b)	Services of the Fund’s transfer agent(s), any sub-transfer agent(s) or other account administrative service agent(s), registrar, dividend disbursing agent(s), and shareholder recordkeeping services;

(c)	Services of the Fund’s custodian, including any recordkeeping services provided by the custodian;

(d)	Salaries and other compensation of any of the Trust’s executive officers and employees, if any, who are not officers, directors, stockholders, or employees of the Administrator or its subsidiaries or affiliates;

(e)	Taxes, if any, levied against the Fund;

(f)	Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for the Fund;

(g)	Costs, including the interest expenses, of borrowing money;

(h)	Fees and expenses of trustees who are not officers, employees, or stockholders of the Administrator or its subsidiaries or affiliates, and the fees and expenses of any counsel, accountants, or any other persons engaged by such trustees in connection with the duties of their office with the Fund;

(i)	Extraordinary expenses, including extraordinary legal expenses and federal and state securities registration fees and expenses to the extent authorized by the Trust’s Board of Trustees, as may arise, including expenses incurred in connection with litigation, proceedings, other claims and the legal obligations of the Fund to indemnify its trustees, officers, employees, shareholders, distributors, and agents with respect thereto;

(j)	Organizational and offering expenses of the Fund to the extent authorized by the Trust’s Board of Trustees, and any expenses which are capitalized in accordance with generally accepted accounting principles; and

(k)	Services, including procurement of legal services, incident to meetings of the Fund’s shareholders, the preparation and mailing of prospectuses and reports of the Fund to its existing shareholders, the filing of reports with regulatory bodies, the maintenance of the Fund’s existence and qualification to do business, and the registration of shares with federal and state securities authorities (except as described in subsection (f) below);

(l)	Procurement of ordinary legal services, including the services that arise in the ordinary course of business for a series of a Massachusetts business trust registered as an open-end management investment company;

(m)	The Fund’s pro rata portion of the fidelity bond required by Section 17(g) of the 1940 Act, or other insurance premiums;

(n)	Any expenses allocated or allocable to a specific Class of shares, including fees paid pursuant to a separate administrative service or distribution plan.
8. Liability. The Administrator shall give the Trust, on behalf of the Fund, the benefit of the Administrator’s best efforts in rendering services under this Agreement. The Administrator may rely on information reasonably believed by it to be accurate and reliable. As an inducement for the Administrator’s undertaking to render services under this Agreement, the Trust, on behalf of the Fund, agrees that neither the Administrator nor its stockholders, officers, directors, or employees shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission or mistake in judgment connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in performance of the Administrator’s duties, or by reason of reckless disregard of the Administrator’s obligations and duties under this Agreement. This provision shall govern only the liability to the Trust, on behalf of the Fund, of the Administrator and that of its stockholders, officers, directors, and employees, and shall in no way govern the liability to the Trust, on behalf of the Fund, or the Administrator or provide a defense for any other person, including persons that provide services for the Fund as described in this Agreement.
9. Term and Continuation; Amendment. This Agreement shall take effect as of the date hereof, and shall remain in effect, unless sooner terminated as provided herein, until one year from the date of this Agreement, and shall continue thereafter on an annual basis with respect to the Fund, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of the Board of Trustees of the Trust, and (b) by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of the Trust, or the Administrator (“Qualified Trustees”) cast in person at a meeting called for the purpose of voting on such approval. Failure of the Qualified Trustees to renew this Agreement and/or its termination by shareholder vote, assignment or otherwise, shall not preclude the Board of Trustees from approving a substitute agreement in the manner provided under applicable law.
This Agreement may be terminated:

(a)	by the Trust, on behalf of the Fund, at any time with respect to the services provided by the Administrator by vote of (1) a majority of the Trustees of the Trust; (2) a majority of the Trustees of the Trust who are not “interested persons” (as such term is defined in the 1940 Act) of the Trust or the Administrator; or (3) a majority of the outstanding voting shares of the Fund or a particular Class, by vote of a majority of the outstanding voting shares of such Fund or Class, on 60 days’ written notice to the Administrator; and

(b)	by the Administrator at any time, without the payment of any penalty, upon 60 days’ written notice to the Fund.
This Agreement may be amended only by written agreement between (i) the Administrator and (ii) the Trust, on behalf of the Fund, as approved in the manner provided in paragraph (a) of this Section 9.
10. Notices. Notices of any kind to be given to the Administrator by the Fund shall be in writing and shall be duly given if mailed or delivered to the Administrator at 1633 Broadway, New York, NY 10019, or to such other address or to such individual as shall be specified by the Administrator. Notices of any kind to be given to the Fund by the Administrator shall be in writing and shall be duly given if mailed or delivered to the Administrator at 1633 Broadway, New York, NY 10019, or to such other address or to such individual as shall be specified by the Administrator.
11. Trust Obligation. A copy of the Trust’s Fifth Amended and Restated Agreement and Declaration of Trust, as it may further be amended or restated, is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that the Agreement has been executed on behalf of the Trust by an officer of the Trust in his or her capacity as an officer and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any trustee, officer, or shareholder of the Trust individually.
12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.
13. Miscellaneous.
(a)	This Agreement shall be governed by the laws of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rule or order of the SEC thereunder.

(b)	If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

(c)	The captions in this Agreement are included for convenience only and in no way define any of the provisions hereof or otherwise affect their construction or effect.

(d)	This Agreement may not be assigned by the Trust or the Administrator without the consent of the other party.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.

ALLIANZ FUNDS

on behalf of ALLIANZ GLOBAL
INVESTORS MONEY MARKET FUND

By:	/s/ Brian S. Shlissel
Name: Brian S. Shlissel
Title: President

ALLIANZ GLOBAL INVESTORS
FUND MANAGEMENT LLC

By:	/s/ Brian S. Shlissel
Name: Brian S. Shlissel
Title: Managing Director
[Signature Page — Administration Agreement]

Exhibit A
Schedule to Administration Agreement
as of February 17, 2012

	Fee Rate:
	Institutional II	Class A	Class C
Allianz Global Investors Money Market Fund	0.05%	0.05%	0.05%
[Signature page follows]

A-1

IN WITNESS WHEREOF, the parties hereto have caused this Schedule to Administration Agreement to be executed by their officers designated below on the day and year first above written.

ALLIANZ FUNDS

on behalf of ALLIANZ GLOBAL
INVESTORS MONEY MARKET FUND

By:	/s/ Brian S. Shlissel
Name: Brian S. Shlissel
Title: President

ALLIANZ GLOBAL INVESTORS
FUND MANAGEMENT LLC

By:	/s/ Brian S. Shlissel
Name: Brian S. Shlissel
Title: Managing Director
[Signature Page — Exhibit A to Administration Agreement]